SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52076 (Commission File Number)	87-0619936 (I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097

(Address, including zip code, of principal executive offices)
(801) 722-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On October 25, 2007, Omniture, Inc., a Delaware corporation (“Omniture”), and Visual Sciences, a Delaware corporation (“Visual Sciences”), conducted a joint conference call at approximately 6:00 p.m., EDT regarding the execution of the Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Omniture, Visual Sciences and Voyager Acquisition Corp, a Delaware corporation and to respond to questions from interested investors and financial analysts. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     During the conference call, the Chief Executive Officer of Omniture indicated that Omniture expects to exceed the guidance it had previously issued regarding its earnings for the fiscal quarter ended September 30, 2007 in terms of revenues, earnings per share and EBITDA.
     The guidance previously issued by Omniture was as follows:
Q3 FY 2007: GAAP revenue for the company’s third quarter is expected to be in the range of $36.1 million to $37.1 million. GAAP net loss is expected to be in the range of $0.07 to $0.06 per diluted share. Non-GAAP revenue for the company’s third quarter is expected to be in the range of $36.5 million to $37.5 million. Non-GAAP net income is expected to be between $0.04 to $0.05 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $4.5 million to $5.0 million.
Full Year FY 2007: GAAP revenue for the company’s full year 2007 is expected to be in the range of $139 million to $140 million. GAAP Net loss is expected to be in the range of $0.22 to $0.20 per diluted share. Non-GAAP revenue for the company’s full year 2007 is expected to be in the range of $141 million to $142 million. Non-GAAP net income for the year is expected to be in the range of $0.16 to $0.18 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $20.0 million to $21.0 million.
Omniture, Inc.
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2007	December 31, 2007
Total revenues on a GAAP basis	$36.1 to $37.1	$139 to $140
Acquisition-related adjustment to deferred revenue (1)	0.4	2

Total revenues on a non-GAAP basis	$36.5 to $37.5	$141 to $142

Omniture, Inc.
Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2007	December 31, 2007
Diluted net loss per share on a GAAP basis	$(0.07) to $(0.06)	$(0.22) to $(0.20)
Acquisition-related adjustment to deferred revenue (1)	0.01	0.03
Amortization of patent licenses (2)	0.01	0.03
Stock-based compensation	0.07	0.26
Amortization of intangible assets acquired from business acquisitions	0.02	0.07
Amortization of intangible asset related to co-marketing and reseller agreement (3)	—	0.01
Impact of difference in number of GAAP and Non-GAAP diluted shares	—	(0.02)

Diluted net income per share on a non-GAAP basis	$0.04 to $0.05	$0.16 to $0.18

Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Cash Provided By Operating Activities to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	September 30, 2007	December 31, 2007
Net cash provided by operating activities on a GAAP basis	$5.6 to $6.1	$27.3 to $28.3
Acquisition-related adjustment to deferred revenue	0.4	1.7
Non-operating gains and losses, net	—	(0.2)
Net changes in operating assets and liabilities	0.4	(4.3)
Other income, net	(2.0)	(4.8)
Provision for income taxes	0.1	0.3

Adjusted EBITDA	$4.5 to $5.0	$20.0 to $21.0

(1)	This item is recorded in subscription revenue in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

Note on the Use of Non-GAAP Financial Measures
     Some of the financial measures used above are non-GAAP financial measures within the meaning of SEC Regulation G. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of Omniture’s Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
     Omniture believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating Omniture’s operating results because they are helpful in understanding Omniture’s past financial performance and Omniture’s future results and facilitate comparisons of results between periods. Omniture believes the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and non-recurring acquisition related expenses, provides a meaningful comparison to Omniture’s net loss figures. Omniture also believes that adjusted EBITDA, which Omniture calculates as net cash provided by operations less the acquisition-related adjustment to deferred revenue, amortization of discounts on short-term investments, non-operating gains and losses, the net change in operating assets and liabilities, other income (expense), net and the provision for income taxes, is an indicator of Omniture’s financial results and cash flows and is useful to investors in evaluating operating performance. Omniture’s management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate Omniture’s business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
     In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Forward-Looking Statements
     This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document including, but not limited to, statements about management's expectations with respect to financial results for the fiscal quarter ended September 30, 2007 and future financial results and expectations with respect to completing the proposed Omniture/Visual Sciences transaction including increased market opportunities, increased revenue and efficiency, cost and revenue synergies, accelerating delivery of key products and features, expansion into new geographies, increased leadership and financial leverage, advanced technology to enhance product offerings, increased scale and growth rate, as well as other benefits of the transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies does not receive required stockholder approvals or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Omniture expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of either the Omniture or Visual Sciences stockholders to approve the proposed merger, and other economic, business, competitive, and/or regulatory factors affecting Omniture’s business generally, including those set forth in Omniture’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Omniture is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Important Additional Information and Where You Can Find It
     Omniture intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Omniture and Visual Sciences and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Omniture and Visual Sciences. Investors and security holders of Omniture and Visual Sciences are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Omniture, Visual Sciences and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Omniture or Visual Sciences with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Omniture by contacting Omniture’s Investor Relations at ir@omniture.com or via telephone at (801) 722-7037. Investors and security holders may obtain free copies of the documents filed with the SEC by Visual Sciences at vscn@marketstreetpartners.com or via telephone at (858) 546-0040. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
     Omniture and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Omniture and Visual Sciences in favor of the proposed transaction. Information about the directors and executive officers of Omniture and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.
     Visual Sciences and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Visual Sciences and Omniture in favor of the proposed transaction. Information about the directors and executive officers of Visual Sciences and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Transcript of joint conference call held by Omniture, Inc. and Visual Sciences, Inc. on October 25, 2007

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Shawn Lindquist
Shawn Lindquist
Dated: October 31, 2007		Chief Legal Officer, Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of joint conference call held by Omniture, Inc. and Visual Sciences, Inc. on October 25, 2007